Exhibit 21

SUBSIDIARIES OF SYSTEMAX INC. as of March 12, 2015

Company Name	Jurisdiction
Afligo Marketing Services Inc.	USA (Florida)
Avenue Industrial Supply Co. Ltd	Canada
C&H Distributors, LLC	USA (Delaware)
C&H Productos Industriales, S. de R.L. de C.V.	Mexico
C&H Service, LLC	USA (Delaware)
CircuitCity.com Inc.	USA (Delaware)
Distribución Industrial Globales, S. de R.L. de C.V.	Mexico
Global Computer Supplies Inc.	USA (New York)
Global Directmail B.V.	Netherlands
Global Equipment Company Inc.	USA (New York)
Global Gov/Ed Solutions Inc.	USA (Delaware)
Global Industrial Canada Inc.	Canada
Global Industrial Distribution Inc.	USA (Delaware)
Global Industrial Government Solutions Inc.	USA (Delaware)
Global Industrial Holdings LLC	USA (Delaware)
Global Industrial Marketplace Inc.	USA (Delaware)
Global Industrial Mexico Holdings II Inc.	USA (Delaware)
Global Industrial Mexico Holdings Inc.	USA (Delaware)
Global Industrial Services Inc.	USA (Delaware)
I-Com Software Eurl	France
Industrial Supplies.Com, LLC	USA (Delaware)
Infotel Distributors Inc.	USA (Delaware)
Inmac Wstore S.A.S.	France
Misco AB	Sweden
Misco America Inc.	USA (Florida)
Misco Computer Supplies Limited (dormant)	United Kingdom
Misco European Services Limited (dormant)	United Kingdom
Misco Germany Inc.	USA (New York)
Misco Iberia Computer Supplies S.L.	Spain
Misco Ireland Limited	Ireland
Misco Nederland B.V.	Netherlands
Misco Solutions B.V.	Netherlands
Misco UK Limited	United Kingdom
New SAH Corp.	USA (Delaware)
Nexel Industries Inc.	USA (New York)
OnRebate.com Inc.	USA (Delaware)
Papier Catalogues Inc.	USA (New York)
Products for Industry LLC	USA (Delaware)
Rebate Holdings LLC	USA (Delaware)
Simply Computers Limited (dormant)	United Kingdom
Software Licensing Center Inc.	USA (Florida)
Streak Products Inc.	USA (Delaware)
Systemax Business Services K.F.T.	Hungary
Systemax EMEA Technology Group Limited	United Kingdom
Systemax Europe Sarl	Luxembourg
Systemax Global Solutions Inc.	USA (Delaware)
Systemax Italy S.R.L.	Italy
Systemax OY	Finland
Systemax Polska Sp. Z.o.o.	Poland
Systemax Puerto Rico Inc.	USA (Puerto Rico)
SYX Distribution Inc.	USA (Delaware)
SYX North American Tech Holdings LLC	USA (Delaware)
SYX S.A. Holdings II Inc.	USA (Delaware)
SYX S.A. Holdings Inc.	USA (Delaware)
SYX Services Inc.	USA (Delaware)
SYX Services Private Limited	India
Target Advertising Inc.	USA (Delaware)
Tek Serv Inc.	USA (Delaware)
TigerDirect Inc.	USA (Florida)
TigerDirect Retail Services Inc.	USA (Delaware)
TigerDirect.ca Inc.	Canada
Wstore Europe S.A.S.	France
Wstore UK (dormant)	United Kingdom